LEASE GUARANTY

THIS LEASE GUARANTY (“Guaranty”) is made effective as of January 10, 2012, (the “Effective Date”) by each of Wellington Healthcare Services, L.P., a Georgia limited partnership (“Parent Guarantor”), and Bombay Lane, L.P., a Georgia limited partnership (“Bombay Guarantor”) (Parent Guarantor and Bombay Guarantor are individually and collectively, as the context may require, referred to herein as “Guarantor”), whose office address is 20 Mansell Court East, Suite 200, Roswell, Georgia 30076, in favor of G&E HC REIT II Snellville SNF, LLC (“Landlord”). Landlord’s office address is c/o Grubb & Ellis Healthcare REIT II, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 97205.

RECITALS

WHEREAS, Landlord is the owner of the land described on Schedule A and the improvements located thereon (the “Premises”) and certain personal property located thereon and used in connection with the ownership and operation thereof and operation of the business conducted thereon (the “Personal Property”); and

WHEREAS, Landlord and England Associates, L.P., a Georgia limited partnership (“Tenant”), have executed that certain operating lease dated of even date herewith (as the same may be amended from time to time, the “Lease”) pursuant to which Tenant leases the Premises and the Personal Property (collectively, the “Property”) from Landlord; and

WHEREAS, for purposes of this Guaranty, the term “Premises” shall mean and refer to the Premises as such term is defined in the Lease; and

WHEREAS, Landlord has required as a condition of its execution of the Lease that Guarantor unconditionally become guarantor and surety to Landlord for all of the obligations of Tenant under the Lease during the original term of the Lease as well as during any renewal term or any extension thereof, and assume primary liability for the performance of the Lease; and

WHEREAS, Parent is the sole limited partner and ultimate parent of Tenant and Bombay Guarantor is an affiliate of Tenant, and each will benefit financially from Landlord entering into the Lease and, thus, each Guarantor desires that Landlord enter into the Lease with Tenant.

NOW, THEREFORE, incorporating the foregoing recitals herein by reference, in consideration of the Lease of the Premises and of other good and valuable consideration, the receipt of which is hereby acknowledged and to induce Landlord to execute the Lease, Guarantor, intending to be legally bound hereby, agrees as follows:

1. Guaranty and Suretyship. Guarantor hereby unconditionally and irrevocably becomes guarantor and surety to Landlord, its successors and assigns for the full, faithful and punctual performance of each and all of the covenants, agreements and conditions of the Lease to be kept and performed by Tenant, including the punctual payment of all rent and any other monetary obligations due and owing by Tenant under the Lease (including monetary obligations owing by reason of a non-monetary default by Tenant), whether by acceleration or otherwise, in accordance with and within the time prescribed by the Lease, as well as all other liabilities now or hereafter contracted by Tenant with Landlord, together with all costs and expenses (including reasonable attorneys’ fees and cost of suit) incurred by Landlord in connection with any of the foregoing (hereinafter collectively referred to as the “Liabilities”).

2. Representations of Guarantor. Guarantor represents and warrants that at the Effective Date and, except as expressly stated as of a particular time, throughout the term of this Guaranty:

(a) Each Guarantor is a limited partnership, validly existing under the laws of the State of Georgia, and has the requisite power and authority to make and perform this Guaranty.

(b) To Guarantor’s knowledge, nothing exists to impair the effectiveness of the obligations of Guarantor to Landlord hereunder.

(c) The consolidated financial statements of Parent Guarantor furnished to Landlord in connection with this Guaranty are: (i) true, correct and complete in all material respects; (ii) have been prepared in accordance with generally accepted accounting principles consistently applied; and (iii) present fairly the financial condition of Guarantor and its consolidated subsidiaries, including Bombay Guarantor, as of the respective dates thereof, except for the absence of footnotes and subject to year-end adjustments in the case of interim financial statements.

(d) Guarantor will furnish Landlord with the annual reports, balance sheets, financial statements and other information specified in Article 19 of the Lease in the form and within the time frames required by said Article. All data, statements and information shall be prepared in accordance with generally accepted accounting principles consistently applied and shall fairly set forth the financial condition of Guarantor, and annual statements shall be audited and certified by certified public accountants. Landlord shall be permitted to rely upon the accuracy and completeness of the item furnished pursuant to this paragraph and the Lease and to disclose and publish the same as required by Applicable Laws. Without limiting the generality of the foregoing, Guarantor acknowledges that Landlord is a subsidiary of a Real Estate Investment Trust and that, as such, it is subject to certain filing and reporting requirements in accordance with federal laws and regulations, including but not limited to, regulations promulgated by the Securities and Exchange Commission. Accordingly, and notwithstanding any provision of this Guaranty, the Lease or the provisions of any other existing agreement between the parties hereto to the contrary, Guarantor acknowledges that Landlord may publicly file, disclose, report or publish any and all information related to the Lease and this Guaranty that may be reasonably interpreted as being required by federal law or regulation after Closing.

(e) Guarantor is not in default under any agreement, the effect of which could materially and adversely affect performance of its obligations under this Guaranty. There are no actions, suits or proceedings pending or, to Guarantor’s knowledge, threatened against Guarantor before any court or any other governmental authority of any kind which could materially and adversely affect performance of its obligations under this Guaranty.

(f) Guarantor hereby represents and warrants to Landlord that, as of the Effective Date, the owners of Parent Guarantor are WCP GP LLC, RIDC WCP Healthcare LP, Andwell Investments, LLC and Rewell Investments, LLC, and the owners of Bombay Guarantor are Parent Guarantor and Elkins Road Associates, LLC. Guarantor hereby covenants that there shall not be a change of control (as “control” is defined in Section 9.1 of the Lease) of either Guarantor without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed; provided, however, that the prior consent of Landlord shall not be required with respect to (i) a change in the ownership of either Guarantor so long as thereafter less than twenty-five percent (25%) of voting control of such Guarantor is held by any Person that did not have such ownership prior thereto (the foregoing 25% limitation shall apply to any subsequent transfer to any such Person pursuant to the following clause (ii)), or (ii) transfers of ownership interests in either Guarantor amongst the existing direct or indirect owners of such Guarantor. Notwithstanding the foregoing or any other language to the contrary in this Agreement, no such change in ownership or transfer shall be permitted without the prior written consent of Landlord, which consent may not be unreasonably, withheld, conditioned or delayed, if such change in ownership or transfer would result in Tenant’s Principals having less of a direct or indirect ownership interest in any of Tenant and/or Guarantor than Tenant’s Principals possess as of the Effective Date (the foregoing restriction not to apply in the event of the death or legal incapacity of Tenant’s Principals).

3. Net Worth Covenant. Guarantor covenants and agrees that the Net Worth (as hereinafter defined) of Parent Guarantor shall be not less than (i) $7.5 million from the 1-year anniversary of the Effective Date through the date immediately preceding the 2-year anniversary of the Effective Date, (ii) $8.5 million from the 2-year anniversary of the Effective Date through the date immediately preceding the 3-year anniversary of the Effective Date, (iii) $9.5 million from the 3-year anniversary of the Effective Date through the date immediately preceding the 4-year anniversary of the Effective Date, (iv) $10.5 million from the 4-year anniversary of the Effective Date through the date immediately preceding the 5-year anniversary of the Effective Date, or (v) $12.0 million from the 5-year anniversary of the Effective Date through the remainder of the Term. Parent Guarantor covenants and agrees that it will not declare or pay any dividend or distribution of any kind on any of its equity interests (of any class or type whatsoever, and whether now or hereafter issued and outstanding), other than distributions to its equity owners in an amount equal to their reasonably estimated income tax liabilities attributable to the consolidated taxable income of Parent Guarantor, at any time that Parent Guarantor is not in compliance with the foregoing Net Worth covenant. For purposes hereof, “Net Worth” means the excess of consolidated total assets (excluding (x) intangible assets, such as goodwill, licenses, patents, trademarks, trade names, copyrights and franchises, and (y) capital lease assets, but including, without limitation, deposits funded to support a letter of credit) over consolidated total liabilities (excluding Liabilities under the Lease and other capital lease liabilities), all as determined in accordance with generally accepted accounting principles except as otherwise provided herein.

4. Landlord’s Rights to Amend Lease, etc. Subject to the provisions of the Lease, Landlord shall have the right from time to time, and at any time in its sole discretion, without notice to or consent from Guarantor, or without affecting, impairing, or discharging in whole or in part, any of the Liabilities of Guarantor hereunder, to modify, change, extend, alter, amend, or supplement in any respect whatever, the Lease, or any agreement or transaction between Landlord and Tenant or between Landlord and any other party liable for the Liabilities, or any portion thereof; to grant extensions of time and other indulgences of any kind to Tenant; to compromise, release, substitute, exercise, enforce or fail to refuse to exercise or enforce any claims, rights or remedies of any kind which Landlord may have at any time against Tenant or any other party liable for the Liabilities, or any part thereof, or with respect to any security of any kind held by Landlord at any time under any agreement or otherwise. Nor shall the obligations of Guarantor hereunder be affected, impaired or discharged, in whole or in part, by reason of payments by Tenant of all or any portion of the Liabilities, which payments shall be turned over as “voidable preferences” or otherwise disgorged, or by reason of any action whatsoever taken by Landlord, including any sale, lease, disposition, liquidation or other realization (which may be negligent, willful or otherwise with respect to any security in which Landlord may at any time have any interest or against any other party liable for all or any part of the Liabilities).

5. WAIVERS, ETC. GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES: (A) ANY NOTICES AND DEMANDS, INCLUDING: (I) NOTICE OF ACCEPTANCE OF THIS GUARANTY; (II) NOTICE OF PRESENTMENT, DEMAND FOR PAYMENT, NOTICE OF DEFAULT, OR PROTEST OF ANY LIABILITIES, OR THE OBLIGATION OF ANY PERSON, FIRM, OR CORPORATION HELD BY LANDLORD AS COLLATERAL SECURITY; (III) ANY NOTICES OF THE FINANCIAL CONDITION OF TENANT OR OF ANY ADVERSE OR OTHER CHANGE IN THE FINANCIAL CONDITION OF TENANT; AND (IV) ANY NOTICES OF THE EXISTENCE, CREATION, OR INCURRING OF NEW OR ADDITIONAL OBLIGATIONS; (B) OFFSETS AND COUNTERCLAIMS WHICH GUARANTOR MAY AT ANY TIME HAVE TO ANY OF THE LIABILITIES, INCLUDING: (I) ANY DEFENSES BASED ON THE TERMINATION OF TENANT’S LIABILITY FROM ANY CAUSE; AND (II) ANY DEFENSES BASED UPON THE NEGLIGENCE OF THE LANDLORD IN ADMINISTERING THE LEASE, OR TAKING OR FAILING TO TAKE ANY ACTION IN CONNECTION THEREWITH; (C) TRIAL BY JURY AND THE RIGHT THERETO IN ANY PROCEEDING OF ANY KIND, WHETHER ARISING ON OR OUT OF, UNDER, OR BY REASON OF, THIS GUARANTY, OR ANY OTHER AGREEMENT OR TRANSACTION BETWEEN GUARANTOR, LANDLORD AND/OR TENANT; (D) THE BENEFIT OF ALL APPRAISEMENT, VALUATION, MARSHALLING, FORBEARANCE, STAY, EXTENSION, REDEMPTION, HOMESTEAD, EXEMPTION OR MORATORIUM LAWS NOW OR HEREAFTER IN EFFECT AND ANY STATUTE OF LIMITATIONS AFFECTING GUARANTOR’S LIABILITY UNDER THIS GUARANTY; (E) ALL DILIGENCE IN THE COLLECTION OF ANY OF THE LIABILITIES; (F) ANY RIGHT TO REQUIRE LANDLORD TO (I) PROCEED AGAINST TENANT; (II) PROCEED AGAINST OR EXHAUST ANY SECURITY THAT LANDLORD HOLDS FROM TENANT; OR (III) PURSUE ANY OTHER REMEDY IN LANDLORD’S POWER; (G) ANY RIGHT, CLAIM OR ACTION THAT IT MAY NOW OR HEREAFTER HAVE AGAINST TENANT ARISING OUT OF, OR IN CONNECTION WITH, GUARANTOR’S OBLIGATIONS UNDER THIS GUARANTY OR THE PAYMENT OR PERFORMANCE BY GUARANTOR OF ALL OR ANY PART OF THE LIABILITIES, INCLUDING ANY RIGHT OR CLAIM FOR SUBROGATION, CONTRIBUTION, REIMBURSEMENT, EXONERATION, OR INDEMNITY; AND (H) ANY RIGHTS TO PARTICIPATE IN ANY SECURITY NOW OR LATER HELD BY LANDLORD.

6. Assignment of Guaranty. Landlord may, without notice, but only in connection with an assignment of the Lease, assign this Guaranty in whole or in part, and no assignment of this Guaranty or assignment or transfer of the Lease or subletting of the Premises shall operate to extinguish or diminish the liability of Guarantor hereunder. Guarantor may not assign this Guaranty or delegate its obligation hereunder without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

7. Primary Liability of Guarantor. The liability of Guarantor under this Guaranty shall be primary and not secondary and Landlord may, at its option, proceed directly against Guarantor or any security granted to Landlord without having to commence any action, or having obtained any judgment against Tenant.

8. Insolvency of Tenant. All of the Liabilities and the obligations of Guarantor hereunder shall be immediately due and payable by Guarantor, anything contained herein to the contrary notwithstanding, immediately upon the application for appointment or appointment of a trustee, receiver, conservator, liquidator, sequester, custodian, or other similar judicial representative for Tenant or any of Tenant’s assets; the making by Tenant of any assignment for the benefit of creditors; the commencement of an action by or against Tenant under any insolvency, bankruptcy, creditor adjustment or debtor rehabilitation law, state or federal, including arrangement, composition, liquidation or reorganization laws; the commencement of levy, execution or attachment proceedings against Tenant or any of Tenant’s assets that could reasonably be expected to have a material adverse effect on Tenant’s financial condition, whether or not Landlord has exercised any option which it may have to require payment in full or acceleration of payment of the Liabilities from any other person liable for payment of the Liabilities.

9. Governing Law/Consent to Jurisdiction/Venue. Irrespective of the place of execution and/or delivery of this Guaranty or the location of the Premises, this Guaranty shall be governed by and shall be construed in accordance with, the Applicable Laws of the State or States in which the Premises are located applicable to agreements entered into without regarding to conflicts of law principles. Landlord and Guarantor hereby consent and submit to the exclusive jurisdiction of the state and Federal courts located in the state in which the Premises are located with respect to any claim or litigation arising hereunder or any alleged breach of the covenants or provisions contained herein, and acknowledge that proper venue in any matter so claimed or litigated shall be in the state and Federal courts located in which the Premises are located; provided, however, that (1) Landlord shall be permitted, in addition, if required by Applicable Law in the jurisdiction where the Premises are located, to bring any action against Guarantor and/or to enforce this Guaranty in the jurisdiction where the Premises are located and (2) Guarantor shall be permitted, in addition, if required by Applicable Law in the jurisdiction where the Premises are located to bring any action against Landlord and/or to enforce this Guaranty in the jurisdiction where the Premises are located.

10. No Impairment of Obligations. The obligations of Guarantor hereunder shall not be affected, modified, changed, amended, limited, impaired, released or discharged, in whole or in part, by reason of: (a) the entry of an order for relief pursuant to the United States Bankruptcy Code by or against Tenant or Guarantor; (b) the modification, change, amendment, limitation, impairment or release of the liability of Tenant or its estate in bankruptcy or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the U.S. Bankruptcy Code, or from the decision of any federal, state or local court; (c) the proposal or confirmation of a plan of reorganization concerning Tenant or Guarantor or by any rejection of the Lease pursuant to any such proceeding; (d) except as otherwise provided for in the Lease, the assignment of Tenant’s obligations pursuant to: (i) the Lease; (ii) an order of court; or (iii) by operation of law.

11. Limitation of Waivers by Landlord. The waiver of any right by Landlord or its failure to exercise promptly any right shall not be construed as the waiver of any other right, including the right to exercise the same at any time thereafter. No waiver or modification of any of the terms or conditions of this Guaranty shall be binding against Landlord unless such waiver or modification is in a writing signed by Landlord.

12. Binding Effect. The provisions of this Guaranty shall bind all of the successors and assigns of Guarantor and shall inure to the benefit of Landlord, its successors and assigns.

13. Remedies Cumulative. All rights and remedies of Landlord hereunder and under the Lease are cumulative and may be pursued simultaneously or in whichever order Landlord shall determine.

14. Terms. Each capitalized term not specifically defined in this Guaranty shall have the same meaning as is ascribed to it in the Lease. As used herein, and when required by the context, each number (singular and plural) shall include all numbers, and each gender shall include all genders; and unless the context otherwise requires, the word “person” or “party” shall include “individual, corporation, company, firm, partnership or association.”

15. Multiple Guarantors; Joint and Several Liability. If less than all persons who were intended to sign this Guaranty do so, the same shall nevertheless be binding upon those who do sign and if one person shall sign, all plural references shall be read as singular. If Guarantor consists of more than one person or entity, the obligations of such persons and entities hereunder shall be joint and several. A separate action may be brought or prosecuted against any Guarantor whether the action is brought or prosecuted against any other Guarantor or Tenant, or all, or whether any other Guarantor or Tenant, or all, are joined in the action. Landlord may compromise or settle with any one or more of Guarantors for such sums, if any, as it may see fit and may in its discretion release any one or more of Guarantors from any further liability to Landlord without impairing, affecting or releasing the right of Landlord to proceed against any one or more of Guarantors not so released.

16. Notices. Any notice or demand given or made under this Guaranty shall be given or made by mailing the same by certified mail to the party to whom the notice or demand is given or made at the address of such party set forth in this Guaranty as may be changed by written notice from time to time.

17. Landlord’s Remedies. Landlord may exercise all of its rights and remedies hereunder immediately upon the occurrence of a Default beyond all applicable notice, grace and cure periods expressly stated in the Lease or this Guaranty.

[Signatures follow on the next page.]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered by its duly authorized officer as of the date first above written.

GUARANTOR:

WELLINGTON HEALTHCARE SERVICES, L.P.

By: /s/ James J. Andrews
Name: James J. Andrews
Title: President

BOMBAY LANE, L.P.

By: /s/ James J. Andrews
Name: James J. Andrews
Title: President

SCHEDULE “A”

Facility Name: New London Health Center

Facility Address: 2020 McGee Road, Snellville, Georgia

Legal Description:

All that tract or parcel of land lying and being in Land Lot 8 of the 5th District, City of Snellville, Gwinnett County, Georgia, and being more particularly described as follows:

To find the POINT OF BEGINNING commence at an iron pin placed (1/2” re-bar at the base of a bent ? re-bar) at the intersection formed by the Southeasterly right-of-way line of Manor Court (50’R/W) with the Northeasterly right-of-way line of McGee Road (80’R/W) and proceed in a Southeasterly direction along the Northeasterly right-of-way line of McGee Road (80’R/W), South 63°28’47” East for a distance of 402.47 feet to an iron pin found (?” re-bar) and the POINT OF BEGINNING:

From the POINT OF BEGINNING thus established, depart said Northeasterly right-of-way line of McGee Road (80’R/W) and proceed North 62°14’45” East a distance of 184.80 feet to an iron pin placed (1/2” re-bar); thence North 28°35’54” West for a distance of 210.20 feet to an iron pin placed (1/2” re-bar); thence North 62°37’38” East for a distance of 1192.00 feet to an iron pin found (1-?” x 3/4” steel rod); thence South 30°07’52” East for a distance of 153.21 feet to an iron pin found (?” re-bar); thence South 50°57’47” West for a distance of 1250.24 feet to an iron pin placed (1/2” re-bar) on the Northeasterly right-of-way line of McGee Road (80’R/W), thence in a Northwesterly direction along the Northeasterly right-of-way line of McGee Road (80’R/W), North 65°58’53” West for a distance of 248.80 feet to an iron pin found (?” re-bar) and the POINT OF BEGINNING. Said tract or parcel containing 8.05777 acres or 350,997 square feet.